                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration
Statement on Form F-3 of our report dated August 15, 2005, with respect to the consolidated financial statements of CRS Division, a business unit of Dictaphone
Corporation, for the years ended December 31, 2004 and 2003 and for the nine-month period ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Stamford, CT
August 25, 2005